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Request ID:     005058861       Province of Ontario                                 Date Report Produced:
Demande no:                     Province de l'Ontario                               Document produit le:
Transaction ID: 020608803       Ministry of Consumer and Commercial Relations       Time Report Produced: 10:55:54
Transaction no:                 Ministere de la Consommation et du Commerce         Imprime a:
Category ID:    CT              Companies Branch
Categorie:                      Direction des compagnies



                          CERTIFICATE OF INCORPORATION
                           CERTIFICAT DE CONSTITUTION



This is to certify that                    Ceci certifie que



                       T A N T U S  I I  F I L M S  L T D.



Ontario Corporation No.                    Numero matricule de la personne
                                           morale en Ontario


                                0 0 2 0 2 5 0 1 8


is a corporation incorporated,             est une societe constituee aux termes
under the laws of the Province             des lois de la province de l'Ontario.
of Ontario.

These articles of incorporation            Les presents statuts constitutifs
are effective on                           entrent en vigueur le




                        A P R I L  0 7  A V R I L,  2 0 0 3




                                  (Signature)

                               Director/Directrice
           Business Corporations Act/Loi sur les societes par actions

                                                                         Page: 1


                                                   Ontario Corporation Number
 Request ID / Demande no                       Numero de la compagnie en Ontario

        5058861                                             2025018

--------------------------------------------------------------------------------

           FORM 1                                       FORMULE NUMERO 1

   BUSINESS CORPORATIONS ACT          /              LOI SUR LES COMPAGNIES



                            ARTICLES OF INCORPORATION
                              STATUTS CONSTITUTIFS



1.   The name of the corporation is:       Denomination sociale de la compagnie:

          TANTUS II FILMS LTD.


2.   The address of the registered         Adresse du siege social:
     office is:

           2525   SPEAKMAN DRIVE


     (Street & Number, or R.R. Number & if Multi-Office Building give Room No.) (Rue et numero, ou numero de la R.R. et, s'il s'agit edifice a bureau, numero du bureau)

           MISSISSAUGA                            ONTARIO
           CANADA                                 L5K 1B1

     (Name of Municipality or Post Office)   (Postal Code/Code postal)
     (Nom de la municipalite ou du bureau
     de poste)

3.   Number (or minimum and maximum           Nombre (ou nombres minimal et
     number) of directors is:                 maximal) d'administrateurs:

     Minimum      1                           Maximum      10

4.   The first director(s) is/are:            Premier(s) administrateur(s):

     First name, initials and surname         Resident Canadian  State Yes or No
     Prenom, initiales et nom de famille      Resident Canadien  Oui/Non

     Address for service, giving Street &     Domicile elu, y compris la rue et
     No. or R.R. No., Municipality and        le numero, le numero de la R.R.,
     Postal Code                              ou le nom de la municipalite et
                                              le code postal

*    G. MARY RUBY                                           YES

     2525 SPEAKMAN DRIVE

     MISSISSAUGA ONTARIO
     CANADA L5K 1B1

                                                                         Page: 2


                                                   Ontario Corporation Number
Request ID / Demande no                       Numero de la compagnie en Ontario

       5058861                                              2025018

--------------------------------------------------------------------------------

5. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.
     Limites, s'il y a lieu, imposees aux activites commerciales ou aux pouvoirs de la compagnie.

     None





6. The classes and any maximum number of shares that the corporation is authorized to issue:
     Categories et nombre maximal, s'il y a lieu, d'actions que la compagnie est autorisee a emettre:

     An unlimited number of common shares

                                                                         Page: 3


                                                  Ontario Corporation Number
Request ID / Demande no                       Numero de la compagnie en Ontario

      5058861                                               2025018

--------------------------------------------------------------------------------

7. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:
     Droits, privileges, restrictions et conditions, s'il y a lieu, rattaches a chaque categorie d'actions et pouvoirs des administrateurs relatifs a chaque categorie d'actions que peut etre emise en serie:

          (a) Payment of Dividends: The holders of the common shares shall be entitled to receive dividends if, as and when declared by the board of directors of the Corporation out of the assets of the Corporation properly applicable to the payment of dividends in such amounts and payable in such manner as the board of directors may from time to time determine. Subject to the rights of the holders of any other class of shares of the Corporation entitled to receive dividends in priority to or concurrently with the holders of the common shares, the board of directors may in its sole discretion declare dividends on the common shares to the exclusion of any other class of shares of the Corporation.

          (b) Participation upon Liquidation, Dissolution or Winding Up: In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the common shares shall, subject to the rights of the holders of any other class of shares of the Corporation entitled to receive assets of the Corporation upon such a distribution in priority to or concurrently with the holders of the common shares, be entitled to participate in the distribution. Such distribution shall be made in equal amounts per share on all the common shares at the time outstanding without preference or distinction.

          (c) Voting Rights: The holders of the common shares shall be entitled to receive notice of and to attend all annual and special meetings of the shareholders of the Corporation and to one vote in respect of each common share held at all such meetings.

                                                                         Page: 4


                                                  Ontario Corporation Number
Request ID / Demande no                       Numero de la compagnie en Ontario

       5058861                                            2025018

--------------------------------------------------------------------------------

8. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:
     L'emission, le transfert ou la propriete d'actions est/n'est pas restreinte. Les restrictions, s'il y a lieu, sont les suivantes:

     No share in the capital of the Corporation shall be transferred without the consent of the directors expressed by the votes of a majority of the directors at a meeting of the directors or by an instrument or instruments in writing signed by a majority of the directors.

                                                                         Page: 5


                                                  Ontario Corporation Number
Request ID / Demande no                       Numero de la compagnie en Ontario

        5058861                                            2025018

--------------------------------------------------------------------------------

9.   Other provisions, (if any, are):
     Autres dispositions, s'il y a lieu:

     (1) The number of shareholders of the Corporation, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment and have continued after the termination of that employment to be, shareholders of the Corporation, is limited to not more than 50, 2 or more persons who are the joint registered owners of 1 or more shares being counted as 1 shareholder.

     (2) Any invitation to the public to subscribe for securities of the Corporation is prohibited.

                                                                         Page: 6


                                                  Ontario Corporation Number
Request ID / Demande no                       Numero de la compagnie en Ontario

        5058861                                            2025018

--------------------------------------------------------------------------------

10. The names and addresses of the incorporators are Nom et adresse des fondateurs


     First name, initials and last name          Prenom, initiale et nom de
     or corporate name                           famille ou denomination sociale



     Full address for service or address of registered office or of principal place of business giving street & No. or R.R. No., municipality and postal code
     Domicile elu, adresse du siege social au adresse de l'etablissement principal, y compris la rue et le numero, le numero de la R.R., le nom de la municipalite et le code postal

  *  LAURA S. UYENAKA

     8 PARK ROAD   Suite 1701

     TORONTO ONTARIO
     CANADA M4W 3S5